UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2008

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Conversion of 50% of Outstanding Subordinated Units. On February 18, 2008, DCP Midstream Partners, LP (the "Partnership") satisfied the financial tests contained in the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), for the early conversion of 50% of the outstanding subordinated units into common units of the Partnership. Prior to the conversion, the Partnership had 7,142,857 subordinated units outstanding which were issued to a wholly-owned subsidiary of DCP Midstream, LLC, the sole owner of the Partnership’s general partner, at the time of the Partnership’s initial public offering in December 2005. After the early conversion of 50% of the subordinated units, the Partnership will have 3,571,429 subordinated units outstanding, which may convert into common units in the first quarter of 2009 if the Partnership satisfies certain additional financial tests contained in the Partnership Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards Title: Vice President, General Counsel and Secretary

February 20, 2008